Exhibit 5.1

Mourant Ozannes 5th Floor Waters Edge Building Meridian Plaza Road Town Tortola, British Virgin Islands T +1 284 852 1700 F +1 284 852 1799

ReTo Eco-Solutions, Inc. (NASDAQ: RETO)

Vistra Corporate Services Centre

Wickhams Cay II

Road Town, Tortola

VG1110

British Virgin Islands

4 February 2026

Our ref:	8076959/256207606/2

Dear Sirs

ReTo Eco-Solutions, Inc. (the Company)

We have acted as the Company’s British Virgin Islands legal advisers in connection with its Form S-8 registration statement (the Registration Statement) which has been filed with the U.S. Securities and Exchange Commission (the SEC) on 4 February 2026 under the U.S. Securities Act of 1933 (as amended) (the Securities Act) in connection with proposed issuance of the Class A Shares (defined below) pursuant to the 2022 Share Plan (defined below).

We are providing this opinion as Exhibits 5.1 and 23.2 to the Registration Statement.

1.	Documents, searches and definitions

1.1	We have reviewed a copy of each of the following documents for the purposes of this opinion:

(a)	the Registration Statement (Form S-8);

(b)	the 2022 equity incentive plan of the Company (as approved and adopted by the 2022 Director Resolutions, ratified by the 2022 Shareholder Resolutions and subsequently amended by the 2025 Shareholder Resolutions, the 2022 Share Plan);

(c)	the Company’s certificate of incorporation (the Certificate of Incorporation) and memorandum and articles of association (the M&A) obtained from the Company Search (defined below);

(d)	a copy of the Company’s register of directors (the Register of Directors) which was affixed to the Registered Agent’s Certificate;

(e)	a copy of the Company’s shareholder list (the Register of Members) that was provided to us on 3 February 2026;

(f)	the resolutions in writing of the directors of the Company passed on 2 November 2022 (the 2022 Director Resolutions);

(g)	the minutes of the Company’s annual general shareholder meeting held on 7 December 2022 (the 2022 Shareholder Resolutions);

(h)	the minutes of the Company’s annual general shareholder meeting held on 23 December 2025 (the 2025 Shareholder Resolutions);

Mourant Ozannes is a British Virgin Islands partnership

mourant.com

(i)	the resolutions in writing of the directors of the Company passed on 4 February 2026 (the Director Resolutions);

(j)	a certificate of the Company’s registered agent dated 4 February 2026 (the Registered Agent’s Certificate); and

(k)	a certificate of good standing for the Company dated 4 February 2026 (the Certificate of Good Standing) issued by the Registrar (defined below).

1.2	We have carried out the following searches (together, the Searches) in relation to the Company:

(a)	a search of the records maintained by the Registrar that were on file and available for public inspection at 9am on 4 February 2026 (the Company Search); and

(b)	a search of the records of proceedings in the BVI Courts (defined below) available for public inspection contained in the judicial enforcement management system (the electronic register of proceedings) maintained at the registry of the High Court of Justice of the Virgin Islands (the High Court) at 9am on 4 February 2026 (the High Court Search).

1.3	In this opinion:

(a)	agreement includes an agreement, deed or other instrument;

(b)	BVI means the territory of the British Virgin Islands;

(c)	BVI Courts means the Eastern Caribbean Supreme Court, Court of Appeal (Virgin Islands) and the High Court (Civil and Commercial Divisions), and BVI Court means any of them;

(d)	Class A Shares means up to 454,399 Class A Shares with no par value each in the Company and Class A Shares means any of them;

(e)	Companies Act means the BVI Business Companies Act, Revised Edition 2020 (as amended);

(f)	Company Records means the M&A, the Certificate of Incorporation, the Register of Directors, the Register of Members, the Certificate of Good Standing and the Registered Agent’s Certificate;

(g)	Documents means the Registration Statement and the 2022 Share Plan, and Document means either of them;

(h)	execute and its other grammatical forms mean (unless the context requires otherwise) that a document has been signed, dated and unconditionally delivered;

(i)	Insolvency Act means the Insolvency Act, Revised Edition 2020 (as amended);

(j)	non-assessable means, in relation to a Class A Share, that the purchase price for which the Company agreed to issue that Class A Share has been paid in full to the Company and that no further sum is payable to the Company in respect of that Class A Share;

(k)	Prospectus means the prospectus that forms part of the Registration Statement;

(l)	Registrar means the Registrar of Corporate Affairs appointed under the Companies Act; and

(m)	signed means that a document has been duly signed or sealed.

2.	Assumptions

We have assumed (and have not independently verified) that:

2.1	each document examined by us:

(a)	whether it is an original or copy, is (along with any date, signature, initial, stamp or seal on it) genuine and complete, up-to-date and (where applicable) in full force and effect; and

(b)	was (where it was executed or filed after we reviewed it) executed or filed in materially the same form as the last draft of that document examined by us;

2.2	where we have only been sent a copy of the signed signature pages of any Document, each party to that Document has unconditionally delivered the entire document (including its signed signature page) in materially the same form as the last draft of that Document examined by us;

2.3	in causing the Company to enter into and approve each Document, and to issue the Class A Shares, each director of the Company:

(a)	acted honestly, in good faith and in what the director believed to be the best interests of the Company;

(b)	exercised the director’s powers as a director for a proper purpose; and

(c)	exercised the care, diligence and skill that a reasonable director would exercise in the same circumstances;

2.4	each director of the Company (and any alternate director) has disclosed to each other director any interest of that director (or alternate director) in the transactions contemplated by each Document in accordance with the M&A and the Companies Act;

2.5	the Director Resolutions, 2022 Director Resolutions, 2022 Shareholder Resolutions and 2025 Shareholder Resolutions were duly passed, are in full force and effect and have not been amended, revoked or superseded and any meeting at which such resolutions were passed were duly convened, held and quorate throughout;

2.6	each document examined by us that has been signed by the Company:

(a)	has been signed by the person(s) authorised by the Company to sign it; and

(b)	has been dated and unconditionally delivered by the Company;

2.7	there are no documents or arrangements to which the Company is party or resolutions of the Company’s directors or shareholders that conflict with, or would be breached by, or which prohibit the Company’s entry into, or performance of its obligations under, each Document or the issuance of the Class A Shares;

2.8	when Class A Shares are issued, there will be no documents or arrangements to which the Company is party, or resolutions of the Company’s directors or shareholders that conflict with, that issuance of Class A Shares;

2.9	before the issuance of any of the Class A Shares, the issuance of such Class A Shares shall be authorised pursuant to a resolution of the board of directors of the Company or, where the board of directors has established a committee of the board of directors of the Company and duly delegated to such committee the power to authorise the issuance of Class A Shares pursuant to the 2022 Plan, by a resolution of such committee of the board of directors of the Company;

2.10	the Company is not insolvent (as defined in the Insolvency Act) and will not become insolvent as a result of executing, or performing its obligations under, any Document or in connection with the issuance of Class A Shares and no steps have been taken (or will have been taken at the time those Class A Shares are issued), or resolutions passed, to appoint a liquidator of the Company or appoint a receiver in respect of the Company or any of its assets;

2.11	the Company is not carrying on any financial services business (as defined in the Financial Services Commission Act, Revised Edition 2020 (as amended));

2.12	the Company is not, nor is it owned or controlled directly or indirectly by, a state or sovereign entity;

2.13	neither the Company nor any of its subsidiaries has an interest in any land in the BVI or in any shares, debt obligations or other securities of any body corporate which has an interest in land in the BVI;

2.14	no monies paid to or for the account of any party under the Documents, or property received or disposed of by any party under the Documents, in each case, in connection with the Documents or the performance of the transactions contemplated by the Documents, represent or will represent proceeds of criminal conduct (as defined in the Proceeds of Criminal Conduct Act, Revised Edition 2020 (as amended));

2.15	each party to each Document (other than, as a matter of the laws of the BVI, the Company) has:

(a)	the capacity and power;

(b)	taken all necessary action; and

(c)	obtained or made all necessary agreements, approvals, authorisations, consents, filings, licences, registrations and qualifications (whether as a matter of any law or regulation applicable to it or as a matter of any agreement binding upon it), to execute and perform its obligations under that Document;

2.16	each Document has been authorised and executed by each party to it (other than, as a matter of the laws of the BVI, the Company);

2.17	the obligations of each party under each Document are legal, valid, binding and enforceable under all applicable laws other than the laws of the BVI;

2.18	none of our opinions will be affected by the laws or public policy of any foreign jurisdiction;

2.19	the choice of the governing law of each Document has been made in good faith;

2.20	no recipient of Class A Shares will carry out any of its obligations under any Document in, or from within, the BVI;

2.21	in relation to the Searches:

(a)	all public records of the Company we have examined are complete and accurate;

(b)	all filings required to be made in relation to the Company with the Registrar have been made and there was no information which had been filed that did not appear on the records of the Company at the time of the Company Search; and

(c)	the information disclosed by the Searches was at the time of each search, and continues to be, accurate and complete;

2.22	the Company Records were and remain at the date of this opinion accurate and complete;

2.23	no Class A Shares will be issued for a price which is less than its par value;

2.24	the Class A Shares will be unconditionally issued and awarded in accordance with the terms of the 2022 Share Plan;

2.25	each written agreement, contract, other instrument or document evidencing any award granted under the 2022 Plan incorporates or will incorporate the terms of the 2022 Plan and has been or will be authorised and duly executed and unconditionally delivered by or on behalf of all relevant parties in accordance with all relevant laws (other than, with respect to the Company, the laws of the BVI); and

2.26	the 2022 Plan is legal, valid, binding and enforceable against all relevant parties in accordance with its terms under all relevant laws (other than, with respect to the Company, the laws of the BVI).

3.	Opinion

Subject to the assumptions, observations, qualifications and limitations set out in this opinion, and to matters not disclosed to us, we are of the following opinion.

3.1	Status: the Company is registered under the Companies Act, validly exists under the laws of the BVI and, on the date of issue of the Certificate of Good Standing, is of good standing with the Registrar.

3.2	Issuance of Class A Shares:

(a)	the Company has duly authorised the issuance of each Class A Share; and

(b)	when (i) the terms of the issuance of the Class A Shares has been duly established in conformity with the M&A, the Companies Act and the 2022 Plan, (ii) those Class A Shares have been issued and delivered as contemplated by the Registration Statement, the Prospectus (and the relevant prospectus supplement) and the 2022 Plan, (iii) the Company has received the consideration provided for (and to be credited in respect of) those Class A Shares under the 2022 Plan, and (iv) the name of the relevant shareholder(s) is entered in the Company’s register of members, such Class A Shares will be validly issued, fully paid and non-assessable.

4.	Qualifications and observations

This opinion is subject to the following qualifications and observations.

4.1	This opinion is subject to all laws relating to bankruptcy, dissolution, insolvency, re-organisation, liquidation, moratorium, court schemes and other laws and legal procedures of general application affecting or relating to the rights of creditors.

4.2	Where a director of a BVI company fails, in accordance with the Companies Act, to disclose an interest in a transaction entered into by the company, the transaction is voidable.

4.3	The BVI Courts may

(a)	hold that despite any term of an agreement to the contrary:

(i)	any certificate, calculation, determination or designation of any party to the agreement is not conclusive, final and/or binding;

(ii)	any person exercising any discretion, judgment or opinion under the agreement must act in good faith and in a reasonable manner; and

(iii)	any power conferred by the agreement on one party to require another party to execute any documents or do any things the first party requires must be exercised reasonably; and

(b)	imply terms (for example, good faith between parties in relation to the performance of obligations) into an agreement governed by BVI.

4.4	Where a foreign law is expressly selected to govern an agreement:

(a)	matters of procedure upon enforcement of the agreement and assessment or quantification of damages will be determined by the BVI Courts in accordance with BVI law;

(b)	the proprietary effects of the agreement may be determined by the BVI Courts in accordance with the domestic law of the place where the relevant property is taken to be located;

(c)	the mode of performance of the agreement may be determined by the BVI Courts in accordance with the law of the place of performance; and

(d)	that law may not be applied by the BVI Courts to non-contractual obligations arising out of the agreement (even if it is expressly selected to do so).

4.5	The BVI Courts may:

(a)	stay or set aside proceedings where:

(i)	there is a more appropriate forum than the BVI where the action should be heard;

(ii)	earlier or concurrent proceedings have been commenced outside the BVI; or

(iii)	there has already been a final and conclusive judgment given on the merits by a foreign court of competent jurisdiction according to BVI conflicts of laws rules; and

(b)	grant injunctions restraining the commencement or continuance of proceedings outside the BVI.

4.6	The Company Search will not reveal any document which has not been filed with the Registrar or which was filed but was not registered or did not appear on the Company’s file at the time of the Company Search.

4.7	The High Court Search will not reveal (among other things) if there are any:

(a)	proceedings or appointments that have not been filed or that have been filed but have not been recorded in the High Court’s judicial enforcement management system or that have been filed but did not appear on the High Court’s judicial enforcement management system at the time of the High Court Search;

(b)	proceedings commenced prior to 1 January 2000 if no document has been filed since that date;

(c)	proceedings against the Company that have been threatened but not filed;

(d)	files that have been sealed pursuant to a court order; or

(e)	arbitration proceedings in which the Company is a defendant or respondent.

4.8	Under the Companies Act, a company is of good standing if the Registrar is satisfied that it:

(a)	is listed on the register of companies maintained by the Registrar;

(b)	has paid to the Registrar all fees, annual fees and penalties due and payable;

(c)	has, where applicable, filed its annual return (as defined in the Companies Act) in accordance with section 98A of the Companies Act or it is not yet due to file its annual return; and

(d)	has filed with the Registrar a copy of its register of directors which is complete (to the satisfaction of the Registrar as to the requisite information relating to each director and is properly filed) or is not yet due to file its register of directors with the Registrar.

5.	Limitations

5.1	This opinion is limited to the matters expressly stated in it and it is given solely in connection with the Registration Statement and each Document.

5.2	For the purposes of this opinion, we have only examined the documents listed in paragraph 1.1 above and carried out the Searches. We have not examined any term or document incorporated by reference, or otherwise referred to, whether in whole or part, in any Document and we offer no opinion on any such term or document.

5.3	We offer no opinion:

(a)	on whether the commercial terms of any Document reflect or achieve the intentions of the parties (unless otherwise expressly stated in this opinion);

(b)	on any factual statement, representation or warranty made or given in any Document unless otherwise expressly stated in this opinion;

(c)	as to whether the parties to any Document will be able to perform their obligations under it; or

(d)	as to the title or interest of any party to or in, or the existence or value of, any property or collateral the subject of any Document.

5.4	We have made no investigation of, and express no opinion with respect to, the laws of any jurisdiction other than the BVI or the effect of any Document under those laws. In particular, we express no opinion as to the meaning or effect of any foreign statutes referred to in any Document.

5.5	We assume no obligation to advise the Company (or any person we give consent to rely on this opinion) in relation to changes of fact or law that may have a bearing on the continuing accuracy of this opinion.

6.	Governing law

This opinion, and any non-contractual obligations arising out of it, are governed by, and to be interpreted in accordance with, laws in force in the BVI on the date of this opinion.

7.	Consent

7.1	This opinion is addressed to the Company in connection with each Document.

7.2	We consent to the filing of a copy of this opinion as Exhibits 5.1 and 23.2 to the Registration Statement.

In giving this consent, we do not admit that we are included in the category of persons whose consent is required under section 7 of the Securities Act or the rules and regulations promulgated by the SEC under the Securities Act.

Yours faithfully

/s/ Mourant Ozannes

Mourant Ozannes (British Virgin Islands)